                                  Schedule 14A
                     Information Required in Proxy Statement
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (amendment no. )


Filed by the Registrant.                           ( x )
Filed by a Party other than the Registrant.        (   )

Check the appropriate box:
(   ) Preliminary Proxy Statement
( x ) Definitive Proxy Statement
(   ) Definitive Additional Materials
(   ) Soliciting Material Pursuant to '240.14a-11(c) or '240.14a-12

                        Cincinnati Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
( X ) No fee required.
(   ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1) Title of each class of securities to which transaction applies:

      ----------------------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:

      ----------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      ----------------------------------------------------------------------
      4) Proposed maximum aggregate value of transaction:

      ----------------------------------------------------------------------
      5) Total fee paid:

      ----------------------------------------------------------------------
(   ) Fee paid previously with preliminary materials.
(   ) Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

      ----------------------------------------------------------------------
      2)  Form, Schedule or Registration Statement No.:

      ----------------------------------------------------------------------
      3)  Filing Party:

      ----------------------------------------------------------------------
      4)  Date Filed:

      ----------------------------------------------------------------------

                                                                   March 1, 2000





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS




To the Shareholders of Cincinnati Financial Corporation:

You are cordially invited to attend the Annual Meeting of Shareholders of Cincinnati Financial Corporation, which will be held at 9:30 a.m. on Saturday, April 1, 2000, at the Cincinnati Art Museum, located in Eden Park, Cincinnati, Ohio, for the purposes of:

1. Electing five directors for terms of three years; and

2. Transacting such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 9, 2000, are entitled to vote at the meeting.

Whether or not you plan to attend the meeting, you can ensure that your shares will be voted as you want by completing, signing and mailing the enclosed form of proxy. Your interest and participation in the affairs of the Corporation are appreciated.


/s/ Kenneth W. Stecher

Kenneth W. Stecher
Secretary

                                 PROXY STATEMENT

                        CINCINNATI FINANCIAL CORPORATION
                  P.O. Box 145496, Cincinnati, Ohio 45250-5496

                                     GENERAL

The enclosed proxy is solicited by the Board of Directors of Cincinnati Financial Corporation (the "Corporation") for use at the Annual Meeting of Shareholders to be held at 9:30 a.m., Saturday, April 1, 2000, at the Cincinnati Art Museum, located in Eden Park, Cincinnati, Ohio. The proxy and this statement are being distributed to shareholders on March 1, 2000. The Annual Report for the fiscal year ended December 31, 1999, is also enclosed. Any shareholder giving a proxy may revoke it at any time before it is voted, by a later proxy received by the Corporation or by giving notice of revocation to the Corporation in writing or in open meeting or by voting the shares personally.

Only the holders of common stock of the Corporation of record at the close of business on February 9, 2000, are entitled to vote at the meeting. Each share of common stock entitles the holder thereof to one vote. As of February 1, 2000, there were 161,760,644 shares outstanding. A majority of such holders present in person or by proxy is necessary for a quorum. The failure by a broker to return a proxy card will result in the shares covered by the proxy not being counted towards a quorum. As stated in the notice of meeting, an election will be held to fill the five vacancies which occur on the Board of Directors of the Corporation. A simple majority of votes cast is required to elect directors and an abstention or broker non-vote will not be the equivalent of a negative vote.

Votes cast by proxy will be tabulated prior to the meeting by the holders of the proxies. Inspectors of election, duly appointed by the presiding officer of the meeting in accordance with the provisions of Ohio law, will count the votes and announce the results at the meeting. The Proxy Committee reserves the right not to vote any proxies which are altered in a manner not intended by the instructions contained in the proxy.

                             PRINCIPAL SHAREHOLDERS

The following table lists the persons who, to the best of the Corporation's knowledge, are "beneficial owners" (as defined in Regulations of the SEC) of more than 5% of the outstanding shares of the Corporation's common stock at December 31, 1999.

     Name and Address Of                       Shares Bene-          Percent of
     Beneficial Owner                         ficially Owned        Common Stock
     ----------------                         --------------        ------------

     Fifth Third Bancorp                       14,209,756 (1)          8.77
     Fifth Third Center
     Cincinnati, Ohio 45263

     John J. Schiff, Jr.                       11,231,146              6.93
     Cincinnati Financial Corporation
     P.O. Box 145496
     Cincinnati, Ohio  45250-5496

     Thomas R. Schiff                           9,591,749              5.92
     John J. & Thomas R. Schiff & Co., Inc.
     P.O. Box 145496
     Cincinnati, Ohio  45250-5496

     Robert C. Schiff                           9,362,680              5.78
     250 Central Trust Building
     309 Vine Street
     Cincinnati, Ohio 45202

(1) On February 18, 2000, the Corporation received a copy of a Schedule 13G filed by Fifth Third Bancorp with the Securities and Exchange Commission, disclosing that on December 31, 1999, Fifth Third Bancorp and its nine wholly-owned banking subsidiaries were the beneficial owners of 14,209,756 shares of the Corporation. Of those shares, it was reported that Fifth Third Bancorp and its subsidiary banks had sole voting power over 13,851,546 shares, shared voting power over 358,210 shares, sole investment power over 7,528,274 shares and shared investment power over 426,414 shares. The banking subsidiaries hold an additional 3,814,598 shares in fiduciary accounts with regard to which they have neither voting nor investment control and which are not deemed beneficially owned.

                       NOMINEES FOR ELECTION OF DIRECTORS

The Board of Directors of the Corporation is divided into three classes, and each year the directors in one class are elected to serve terms of three years. The term of office of five of the directors will expire at the Annual Meeting. In order to fill the five vacancies, it is intended that votes will be cast to elect William F. Bahl, Kenneth C. Lichtendahl, Jackson H. Randolph, John J. Schiff, Jr. and E. Anthony Woods as directors to serve for terms of three years, or until their respective successors shall be elected. Each of these nominees is presently serving as a director of the Corporation. The Board of Directors has no reason to believe that any of the above-mentioned nominees will refuse or be unable to accept the nomination. In the event, however, that any of the above nominees should refuse or for any reason be unable to accept the nomination, it is intended that the persons acting under the proxies will vote for the election of such person or persons as the Board of Directors may recommend.

        INFORMATION REGARDING NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

The following table provides information with respect to each nominee for election to the office of director, each of the current directors whose term does not expire at this time and each of the executive officers of the Corporation.


                                    Office, Principal                        Shares                        Percent      Director or
                                  Occupation During Past                  Beneficially                        Of         Executive
                                    Five Years & Other                    Owned As Of                      Common        Officer
    Name and Age                      Directorships                     February 1, 2000                    Stock         Since
    ------------                  ----------------------                ----------------                   -------       -------

Nominees For Director For Term Ending 2003
------------------------------------------

William F. Bahl (48)          President, Bahl & Gaynor, Inc.
                              (investment advisors)                          182,371 (9)                    0.11          1995

Kenneth C. Lichtendahl (51)   President, Chief Exec. Officer,
                              Tradewinds Beverage Company, Inc.;
                              President, Chief Executive Officer &
                              Director, Hudepohl-Schoenling Brewing
                              Co., Inc. until 1999; Director,
                              Glenway Financial Corp.;                        10,271                        0.01          1988

Jackson H. Randolph (69)      Chairman of the Board and Director
                              (Chief Exec. Officer until 1995),
                              CINergy Corp.; Director, The Union
                              Light, Heat, Power Co., and PNC
                              Financial Corp.                                 36,451                        0.02          1986

John J. Schiff, Jr. (56)      Chairman of the Board and President &
                              Chief Executive Officer (since April
                              1999), Cincinnati Financial Corp. and
                              Cincinnati Insurance Co.; Chief
                              Operating Officer, Cincinnati
                              Financial Corp. and Cincinnati Ins.
                              Co. 1998-1999; Director (agent until
                              December 1996), John J. & Thomas R.
                              Schiff & Co., Inc. (insurance agency);
                              Director, Fifth Third Bancorp,
                              Standard Register Co., and CINergy
                              Corp.                                       11,154,906 (1)(2)(3)(6)(11)       6.87          1968

E. Anthony Woods (59)         President & Chief Exec. Officer,
                              Deaconess Associates, Inc.. (health
                              care)                                            6,000                          --          1998

Continuing Directors Whose Terms Expire in 2002
-----------------------------------------------

James G. Miller (62)          Chief Investment Officer, Senior Vice
                              President, Cincinnati Financial Corp.;
                              Chief Investment Officer, Senior Vice
                              President-- Investments, Cincinnati
                              Ins. Co., a subsidiary
                              of the Corporation                             507,820 (6)                    0.31          1996



Thomas R. Schiff (52)         Chairman of the Board, Chief Exec.
                              Officer & Agent (President until
                              December 1996), John J. & Thomas R.
                              Schiff & Co., Inc. (insurance agency)        9,593,017 (2)(3)(6)(11)          5.91          1975

Frank J. Schultheis (60)      President, Director & Agent,
                              Schultheis Insurance Agency, Inc.               12,367 (1)(6)                 0.01          1995

Larry R. Webb (44)            President, Director & Agent, Webb
                              Insurance Agency, Inc.                         112,388                        0.07          1979

Continuing Directors Whose Terms Expire in 2001
-----------------------------------------------

Michael Brown (64)            President & Gen'l Mgr., Cincinnati
                              Bengals, Inc. (professional football
                              team)                                          204,516 (1)                    0.13          1980

John E. Field (66)            Vice Chairman & Agent, Wallace &
                              Turner, Inc. (insurance agency);
                              Director, Western Ohio Financial Corp.         184,863 (1)(7)(8)              0.11          1995

William R. Johnson (51)       President & Chief Exec. Officer and
                              Director, H. J. Heinz Company;
                              Director, PNC Financial Corp. and
                              Amerada Hess Corporation                         6,755                          --          1996

Robert C. Schiff (76)         Chairman & Chief Exec. Officer, Schiff,
                              Kreidler-Shell, Inc. (insurance agency)      9,362,680 (4)(5)                 5.77          1968

Alan R. Weiler (66)           President, Chief Exec. Officer &
                              Agent, Archer-Meek-Weiler Agency, Inc.
                              (insurance agency); Director, Glimcher
                              Realty Trust; Director, Commerce
                              National Bank of Columbus                       39,713 (1)(10)                0.02          1992

Non-director Executive Officers
-------------------------------

James E. Benoski (62)         Vice Chairman, Chief Insurance
                              Officer, Senior Vice President &
                              Director, Cincinnati Ins. Co., a
                              subsidiary of the Corporation                  123,266(6)                      .08          1996

Larry R. Plum (53)            Senior Vice President & Director,
                              Cincinnati Ins. Co., President &
                              Director, Cincinnati Casualty Co.,
                              subsidiaries of the Corporation                269,874 (6)                    0.17          1988

Urban G. Neville (61)         Senior Vice President, Cincinnati Ins.
                              Co., a subsidiary of the Corporation           121,116 (6)                    0.07          1991

Jacob F. Scherer, Jr. (47)    Senior Vice President & Director,
                              Cincinnati Ins. Co., a subsidiary of
                              the Corporation                                109,789 (6)                    0.07          1995

Kenneth W. Stecher (53)       Senior Vice President, Secretary &
                              Treasurer, Cincinnati Financial
                              Corporation                                    101,460 (6)                     .06          1999

Timothy L. Timmel (51)        Senior Vice President & Director,
                              Cincinnati Ins. Co., a subsidiary of
                              the Corporation                                126,826 (6)                     .08          1997

All Directors and Executive Officers As A Group
 (20 Persons), Including Shares Listed Above                              25,519,280                       15.72
---------------


  1) Also a member of the Executive Committee of the Corporation.

  2) Includes 404,601 shares owned of record by a trust and 1,403,732 shares owned of record by the John J. and Mary R. Schiff Foundation, the trustees of both of which are John J. Schiff, Jr., Thomas R. Schiff and Suzanne S. Reid, who share voting and investment power equally.

  3) Includes 97,221 shares owned of record by the John J. & Thomas R. Schiff & Co., Inc. pension plan, the trustees of which are John J. Schiff, Jr. and Thomas R. Schiff, who share voting and investment power; and 99,882 shares owned by John J. & Thomas R. Schiff & Co., Inc., of which John J. Schiff, Jr. and Thomas R. Schiff are principal owners.

  4) Includes 103,401 shares owned of record by the Schiff, Kreidler-Shell, Inc. pension plan, of which Robert C. Schiff is a trustee; and 252,324 shares owned of record by Schiff, Kreidler-Shell, Inc., which is owned by Robert
     C. Schiff.

  5) Includes 754,161 shares owned of record by a trust, the trustees of which are Robert C. Schiff and Adele R. Schiff, who share voting and investment power.

  6) Includes shares available within 60 days from exercise of stock options or conversion of debentures in the amount of 76,080 shares for Mr. Miller; 21,050 shares for Mr. Neville; 52,404 shares for Mr. Plum; 66,372 shares for Mr. Scherer, Jr., 457,317 shares for Mr. J. Schiff, Jr.; 228,227 shares for Mr. T. Schiff; 1,344 shares for Mr. Schultheis; 18,208 shares for Mr. Benoski; 26,984 shares for Mr. Stecher; and 61,413 shares for Mr. Timmel.

  7) Includes 4,370 shares owned of record by Wallace & Turner, Inc., of which John E. Field is Vice Chairman.

  8) Includes 34,905 shares owned of record by a trust, the trustee of which is John E. Field, and 14,147 shares owned of record by a trust, the trustee of which is Alice A. Field, wife of John E. Field; and 130,938 shares owned of record by a limited partnership of which John E. Field is a general partner.

  9) Includes 1,245 shares owned of record by Bahl & Gaynor, Inc. of which William F. Bahl is a principal owner.

 10) Includes 6,722 shares available within 60 days from conversion of debentures owned of record by Archer-Meek-Weiler Agency, Inc., of which Alan R. Weiler is Chairman and a principal owner.

 11) Includes 4,741,733 shares owned of record or which may be acquired through conversion of debentures by the estate of John J. Schiff, the co-executors of which are John J. Schiff, Jr. and Thomas R. Schiff, who share voting and investment power equally.

Officers are elected at the annual meetings of the Boards of Directors of the Corporation and its subsidiaries for terms of one year.

Each of the executive officers, each of the nominees and each of the directors whose term does not expire has served as an officer or director continuously since first elected to that position. John J. Schiff, Jr. and Thomas R. Schiff are brothers and nephews of Robert C. Schiff.

                      COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Corporation met five times and the Executive Committee of the Board met five times during the previous fiscal year. In addition, the Board of Directors has standing Audit, Compensation and Nominating Committees.

The Nominating Committee is composed of John J. Schiff, Jr., Michael Brown and Jackson H. Randolph, and the members of that Committee met once during the last year. The Nominating Committee recommends qualified candidates for election as officers and directors of the Corporation and its subsidiary companies, including the slate of directors which the Board proposes for election by the shareholders at the Annual Meeting. Shareholders wishing to suggest candidates for director for consideration by the Nominating Committee should write to the Secretary of the Corporation, giving the candidate's name, biographical data and qualifications. Such information must be received by November 30 of each year to be considered for the Annual Meeting held in the following year.

The Audit Committee is composed of Kenneth C. Lichtendahl, Jackson H. Randolph and E. Anthony Woods and the members of that Committee met two times during the last year. The functions of the Committee include but are not limited to the following: recommendation to the full Board as to engagement or discharge of independent auditors; reviewing with independent auditors the plan and results of the audit engagement; reviewing the scope and results of the Corporation's internal auditing procedures; and reviewing the adequacy of the Corporation's system of internal accounting controls.

The Compensation Committee is composed of Michael Brown, Kenneth C. Lichtendahl and William F. Bahl, and the members of that Committee met two times during the last fiscal year. The function of the Committee is to set compensation for the principal executive officers and the internal auditor of the Corporation and to administer the Corporation's stock option and performance-based compensation plans.

All directors attended at least 75% of the Board and Committee meetings they were required to attend.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors, officers and 10% shareholders of the Corporation are required to report their beneficial ownership of the Corporation's stock according to
Section 16 of the Exchange Act of 1934.

Based on a review of copies of those reports, we believe that all directors, officers and 10 percent of shareholders complied with the Section 16 reporting requirements.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Nonemployee directors of the Corporation were paid a fee of $4,500 per meeting for attendance at directors' meetings and $1,500 per meeting for attendance at Committee meetings of the Board and the Corporation's subsidiaries, with fees for all meetings in any one day not to exceed $6,000. They were also reimbursed for actual travel expenses incurred in attending meetings.

EXECUTIVE COMPENSATION SUMMARY

The following table summarizes the compensation of the Corporation's Chief Executive Officer and the four most highly compensated executive officers for each of the Corporation's last three years.



----------------------------------------------------------------------------------------------------------------------------------
                                                   Summary Compensation Table (1)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Annual                            Long-Term
                                                                              Compensation                       Compensation
                                                                ------------------------------------------ -----------------------
           Name and                                                                                                 Options
           Principal                            Year                 Salary                  Bonus                (# Awarded
           Position                                                    ($)                    ($)                  Shares)(2)
--------------------------------------------------------------- ------------------------------------------ -----------------------
  Robert B. Morgan                              1999                 642,459                    -0-                 105,000
  President & Chief                             1998                 831,009                527,351                  10,000
  Executive Officer                                                                                                 105,000
  until April 3, 1999                           1997                 728,713                527,933                  90,000
--------------------------------------------------------------- ------------------------------------------ -----------------------
  John J. Schiff, Jr.                           1999                 505,498                    -0-                 105,000
  Chairman,                                     1998                 469,494                199,606                  10,000
  Chief Operating Officer until April 3, 1999                                                                       105,000
  President & Chief Executive Officer           1997                 411,700                230,074                  90,000
  after April 3, 1999
--------------------------------------------------------------- ------------------------------------------ -----------------------
  James G. Miller                               1999                 257,252                197,689                  15,000
  Chief Investment Officer,                     1998                 221,925                164,818                  10,000
  Senior Vice President,                                                                                             15,000
  Assistant Secretary &                                                                                              15,000
  Assistant Treasurer                           1997                 193,909                181,845                   7,500
                                                                                                                      7,500
--------------------------------------------------------------- ------------------------------------------ -----------------------
  Urban G. Neville                              1999                 268,805                115,549                  15,000
  Senior Vice President                         1998                 231,966                 96,368                   3,000
  The Cincinnati Insurance Company                                                                                    6,000
                                                1997                 198,158                106,550                   3,000
--------------------------------------------------------------- ------------------------------------------ -----------------------
  Larry R. Plum                                 1999                 270,274                 77,149                  15,000
  President                                     1998                 248,264                 64,368                  10,000
  The Cincinnati Casualty Company                                                                                    15,000
                                                1997                 238,734                 71,350                   3,000
--------------------------------------------------------------- ------------------------------------------ -----------------------
  Jacob F. Scherer, Jr.                         1999                 236,252                120,349                  15,000
  Senior Vice President                         1998                 201,925                100,368                  10,000
  The Cincinnati Insurance Company                                                                                   15,000
                                                1997                 161,925                110,950                   7,500
                                                                                                                      5,000
--------------------------------------------------------------- ------------------------------------------ -----------------------


1) Pursuant to SEC rules, the column "Other Annual Compensation" was omitted because, in all cases, the amounts were less than the minimum required to be reported.

2) Options granted prior to April 24, 1998 have been adjusted to reflect the three-for-one stock split paid on May 15, 1998.

STOCK OPTION PLANS

The following table contains information concerning grants of options to purchase the Corporation's common stock which were made to each of the named executive officers in 1999.



--------------------------------------------------------------------------------------------------------------------------------
                                                    Option Grants in Last Fiscal Year
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Potential Realizable
                                                                                                          Value at Assumed
                                                                                                           Annual Rates of
                                               % of Total                                                    Stock Price
                                                 Options                                                  Appreciation for
                                Options        Granted to        Exercise                                  Option Term (3)
                                Granted         Employees          Price         Expiration      -------------------------------
         Name               (# Shares) (1)       in 1999         $/Sh. (2)          Date              5% ($)            10% ($)
--------------------------------------------------------------------------------------------------------------------------------
  Robert B. Morgan             105,000           10.38%            33.75           01/27/09         2,229,019          5,648,738
--------------------------------------------------------------------------------------------------------------------------------
  John J. Schiff, Jr.          105,000           10.38%            33.75           01/27/09         2,229,019          5,648,738
--------------------------------------------------------------------------------------------------------------------------------
  James G. Miller               15,000            1.48%            33.75           01/27/09           318,431            806,963
--------------------------------------------------------------------------------------------------------------------------------
  Urban G. Neville              15,000            1.48%            33.75           01/27/09           318,431            806,963
--------------------------------------------------------------------------------------------------------------------------------
  Larry R. Plum                 15,000            1.48%            33.75           01/27/09           318,431            806,963
--------------------------------------------------------------------------------------------------------------------------------
  Jacob F. Scherer, Jr.         15,000            1.48%            33.75           01/27/09           318,431            806,963
--------------------------------------------------------------------------------------------------------------------------------


1) Options were granted January 27, 1999. One third of each option becomes exercisable on the first anniversary of grant in 2000, an additional one third on the second anniversary in 2001 and the remainder on the third anniversary in 2002, so long as employment continues with the Corporation or its subsidiaries. There are no stock appreciation rights, performance units or other instruments granted in tandem with these options, nor are there any re-load provisions, tax reimbursement features or performance-based conditions to exercisability.
2) The option exercise price is 100% of the Nasdaq National Market's closing price for CINF on the day prior to date of grant.
3) The assumed annual rates of stock price appreciation are prescribed in the proxy rules of the SEC and should not be construed as a forecast of future appreciation in the market price for the Corporation's common stock.

The following table contains information for each of the named executive officers concerning the exercise of options during 1999 and the value of unexercised options at year-end for the Corporation's common stock.


---------------------------------------------------------------------------------------------------------------------------------
                                 Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Value of
                                                                                     Number of                    Unexercised
                                                                                    Unexercised                  In-the-Money
                                                                                    Options at                    Options at
                                      Shares                                         12/31/99                      12/31/99
                                    Acquired on             Value                 Exercisable (E)/              Exercisable (E)/
                                     Exercise              Realized               Unexercisable (U)             Unexercisable (U)
        Name                        (# Shares)               ($)                    (# Shares)                        ($)
---------------------------------------------------------------------------------------------------------------------------------
  Robert B. Morgan                    49,614              1,530,592               E        526,877              E      6,999,904
                                                                                  U        211,667              U        245,625
---------------------------------------------------------------------------------------------------------------------------------
  John J. Schiff, Jr.                    -0-                    -0-               E        342,323              E      3,648,500
                                                                                  U        211,667              U        245,625
---------------------------------------------------------------------------------------------------------------------------------
  James G. Miller                     11,580                176,432               E         49,358              E        363,048
                                                                                  U         46,667              U         42,288
---------------------------------------------------------------------------------------------------------------------------------
  Urban G. Neville                     6,500                116,047               E         13,050              E        103,489
                                                                                  U         22,000              U          8,728
---------------------------------------------------------------------------------------------------------------------------------
  Larry R. Plum                          -0-                    -0-               E         40,060              E        419,659
                                                                                  U         32,667              U          8,728
---------------------------------------------------------------------------------------------------------------------------------
  Jacob F. Scherer, Jr.                  -0-                    -0-               E         51,372              E        561,013
                                                                                  U         36,667              U         42,288
---------------------------------------------------------------------------------------------------------------------------------


PENSION PLAN

The following table sets forth the estimated annual benefits payable from the Corporation's qualified noncontributory pension plan under various assumptions as to the employee's compensation level and years of service.

                          Qualified Pension Plan Table
                          ----------------------------

                      Years of Service on December 31, 1999
                      -------------------------------------

            Average
        ANNUAL EARNINGS           15               20                25                 30                35                40
        ---------------           --               --                --                 --                --                --
           $200,000            $20,520          $29,640           $38,760            $47,880           $57,000            $66,120

            150,000             20,250           29,250            38,250             47,250            56,250             65,250

            100,000             13,500           19,500            25,500             31,500            37,500             43,500

             75,000             10,125           14,625            19,125             23,625            28,125             32,625

             50,000              6,750            9,750            12,750             15,750            18,750             21,750


All of the persons listed in the Summary Compensation Table are participants in the plan. For purposes of computing retirement benefits under the Corporation's pension plan, for the individuals listed in the Summary Compensation Table, earnings for any given year as defined by the plan is the base rate of salary in effect on the last day of the plan year, subject to maximum recognizable compensation under Sec. 401(a)(17) of the Internal Revenue Code. This differs from Salary as shown in the Summary Compensation Table. The annual earnings for 1999 qualifying under the plan for each individual is $160,000. The years of service as of December 31, 1999, under the plan for those individuals are as follows: James G. Miller, 33 years; Robert B. Morgan, 34 years; Urban G. Neville, 31 years; Larry R. Plum, 12 years; Jacob F. Scherer, Jr., 16 years; and John J. Schiff, Jr., 13 years.

The normal retirement pension is computed as a single life annuity and is the sum of .009 per year of the employee's highest five-year average earnings for the first 15 years of service plus .012 per year of the employee's highest five-year average earnings for years 16 through 40. Vesting is 100% after five years of service and there are no deductions for Social Security or other offset amounts.

SUPPLEMENTAL RETIREMENT PLAN

Effective January 1, 1989, the Corporation adopted a nonqualified, noncontributory Supplemental Retirement Plan for the benefit of thirty-seven higher paid employees whose projected retirement pension was reduced as a result of the amendment to the Corporation's qualified pension plan. The Supplemental Retirement Plan was designed to replace the pension benefit lost by those employees.

The following table illustrates the retirement income payable under the Supplemental Retirement Plan computed as a single life annuity on retirement at age 65 under various assumptions as to the employee's highest five-year average annual earnings and years of service.

                          Supplemental Retirement Plan
                          ----------------------------

                      Years of Service on December 31, 1999
                      -------------------------------------

               Average
           Annual Earnings                  15                       25                       35                        45
           ---------------                  --                       --                       --                        --
              $900,000                   $138,326                 $237,202                 $331,162                  $434,242

               850,000                    134,720                  221,577                  309,287                   406,117

               750,000                    115,970                  190,326                  265,537                   349,867

               650,000                     97,220                  159,077                  221,787                   293,617

               550,000                     78,470                  127,827                  178,037                   237,367

               450,000                     59,720                   96,577                  134,287                   181,117

               350,000                     40,970                   65,327                   90,537                   124,867

               250,000                     22,220                   34,077                   46,787                    68,617

               150,000                      3,740                    3,337                    3,787                    13,237

               100,000                      1,115                      462                      662                     6,862



This plan is integrated with Social Security and a normal retirement pension is the sum of .0075 of the employee's highest five-year average annual earnings below the integration level plus .0125 of the employee's highest five-year average annual earnings in excess of the integration level, multiplied by the number of years of service. The integration level is equal to the average of the integration levels for the period of the employee's employment, using wages paid, with a maximum of $6,000 for years beginning prior to 1976 and wages subject to Social Security tax for all years after 1975. The retirement benefit paid pursuant to the Supplemental Plan is the difference between the amount computed by the above formula and the amount payable from the Qualified Plan.

All of the persons listed in the Summary Compensation Table, except Jacob F. Scherer, Jr., are participants in the plan. For purposes of determining benefits under the Supplemental Retirement Plan, annual earnings is defined as the base rate of salary in effect on the last day of the plan year. This differs from salary under the Summary Compensation Table. The annual earnings for 1999 as defined in the plan and the years of service as of December 31, 1999, for those individuals are as follows: James G. Miller, $269,502 and 33 years; Robert B. Morgan, $424,317 and 34 years; Urban G. Neville, $281,604 and 31 years; Larry R. Plum, $283,144 and 12 years; and John J. Schiff, Jr., $486,776 and 13 years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Corporation's Compensation Committee for 1999 were Michael Brown, Kenneth C. Lichtendahl and William F. Bahl. Lawrence H. Rogers, II, a former director, served as an advisor to the Committee.

During 1999, Michael Brown was the President and General Manager and a principal shareholder of Cincinnati Bengals, Inc., and John J. Schiff, Jr., Chairman, President and Chief Executive Officer of the Corporation and Chairman of the Corporation's Board of Directors, was a Director of Cincinnati Bengals, Inc. During the year, the Corporation and its subsidiaries purchased football tickets, club seat and luxury box licenses from Cincinnati Bengals, Inc. for payments totaling $100,135. Mr. Schiff also served on the Compensation Committee of the Board of Directors of CINergy Corp., and Jackson H. Randolph, Chairman of CINergy Corp., served on the Corporation's Board of Directors.

John J. Schiff, Jr. was also a director and one of the principal owners of John
J. & Thomas R. Schiff & Co., Inc., an insurance agency which represents a number of insurance companies, including the Corporation's insurance affiliates. Thomas
R. Schiff, also a director of the Corporation, was the Chairman of the Board and one of the principal owners of John J. & Thomas R. Schiff & Co., Inc. During the year ended December 31, 1999, John J. & Thomas R. Schiff & Co., Inc. paid $96,958 in rent to CFC Investment Company, one of the Corporation's subsidiary companies, and the Corporation's insurance affiliates paid John J. & Thomas R. Schiff & Co., Inc. commissions of $3,036,789. Those commissions were paid at the same commission rates, pursuant to the same agent's contract with the Corporation's insurance affiliates, as paid to other agents of those companies.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Corporation's Compensation Committee is charged with the duty of determining the compensation of the Corporation's internal auditor and its principal executive officers. It also administers and grants options under the Corporation's stock option plans and administers the Corporation's Incentive Compensation Plan, including granting performance bonuses to senior management.

It is the goal of the Committee to:
- Attract and retain quality executives;
- Provide compensation competitive with other similar companies;
- Reinforce the attainment of the Corporation's performance objectives;
- Align the interests of executives with those of the Corporation's shareholders; and
- Encourage executives to acquire and retain the Corporation's stock.

A portion of total compensation is paid in the form of an annual salary in an amount which the Committee feels sufficient to be competitive with salaries paid by other property and casualty and multiline insurance companies which constitute the Corporation's most direct competitors for executive talent. Executive salaries are reviewed annually. In determining salary levels, the Committee considers changes in general economic conditions, including inflation and changes in compensation paid by the Corporation's peers. The Committee also seeks input from the Corporation's chief executive officer in setting salaries for executives other than the CEO.

The 1999 salaries contained in the Summary Compensation Table were established in October of 1998. Available information at that time regarding compensation paid by the Corporation's peers was for the calendar year 1997. The 1998 salary of Mr. Morgan, who was at that time the Corporation's President and Chief Executive Officer, was approximately equal to the mean for 1997 CEO salaries of the Corporation's peers. Mr. Morgan's 1998 salary was increased by 4% which the Committee felt would fix his 1999 base salary at the average for 1998 CEO salaries paid by the Corporation's peers.

A second component of compensation is paid in the form of a bonus, which is influenced by the Corporation's performance during the year. Performance is measured not only by profit, which is directly affected by the impact of weather on the profits of the Corporation's property and casualty insurance subsidiaries, but by a review of such factors as stock price, premium volume, total expenses, combined ratios of the insurance subsidiaries and ratings issued by national rating agencies, including A. M. Best Company. Bonuses are established at the end of each year but do not reflect the application of any precise formula to the performance indicators listed.

Because of the impact that weather has on the financial indicators reviewed, the Committee does not feel that the application of a mechanical system of determining bonuses is appropriate; therefore, the setting of bonuses is a subjective process, not totally dependent on the objective criteria listed.

The Committee met in October of 1999 to determine year-end bonuses for executives, including Mr. John J. Schiff, Jr., who became President and Chief Executive Officer in April of 1999. The Committee reviewed an analysis of the total salary and bonus paid to executives from 1995 through 1998. The Committee also reviewed corporate performance for the first three quarters of 1999. The efforts of management and the leadership of Mr. Schiff resulted in the continued growth of 6.5% in gross premium volume for the first nine months. Total expenses other than claims were steady, with employee efficiency remaining constant. Losses due to catastrophic storms decreased the combined loss and expense ratio of the property and casualty insurance subsidiaries to 101.7% for the first three quarters. Net income increased by approximately 22%. The ratings from A.M. Best Company for all insurance subsidiaries were renewed at their then current levels. In spite of those results, the market price of the Corporation's stock had declined 15.5% during the first three quarters. While the Committee felt that these results merited a significant bonus, at his request, no bonus was paid to Mr. Schiff.

The third component of compensation is awarded through the grant of stock options. The Compensation Committee considers options to be an integral part of total compensation. In addition, options are the primary mechanism for encouraging the ownership of the Corporation's shares, aligning the interests of executives with those of shareholders and for providing long-term rewards to employees for overall corporate performance. In granting options to executives, it is the Committee's intent not only to reward executives for services to the Corporation but to provide incentive for individual option holders to remain in the employ of the Corporation. Executives are reviewed for stock option grants each year. In determining the options to be granted to executives, the Committee reviews grants by the Corporation's peers with the objective of providing the opportunity for competitive long-term compensation.

During 1999, Mr. Morgan and Mr. Schiff each received options for 105,000 shares of the Corporation's stock. The value of those grants, employing SEC evaluation procedures, was approximately 91% of the mean value of grants made by the Corporation's competitors to their chief executive officers during 1998.

The Internal Revenue Service has limited the deductibility of compensation paid to the Corporation's chief executive officer and the four other most highly compensated executive officers to one million dollars each, unless that compensation is paid pursuant to a performance-based compensation plan meeting IRS requirements. Income resulting from the grant of bonuses under the Corporation's Incentive Compensation Plan and the exercise of options under the Corporation's Stock Option Plans qualifies as performance-based compensation under these requirements.

                     Submitted by the Compensation Committee
            Michael Brown, Kenneth C. Lichtendahl and William F. Bahl

FINANCIAL PERFORMANCE

The graph below summarizes the cumulative total shareholder return on the Corporation's common stock compared with the Standard & Poor's 500 Index and the Standard & Poor's Property-Casualty Index.


                              Total Return Analysis
                             CFC vs. Market Indices
                               December 31 Totals

                             1995      1996         1997       1998       1999
                             ----      ----         ----       ----       ----
      CFC Index               136       145          318        253        220
      S&P Index               137       168          224        287        347
      S&P P&C Index           135       164          234        213        155




                               OTHER TRANSACTIONS

John E. Field is a director of the Corporation, The Cincinnati Insurance Company, The Cincinnati Indemnity Company and a principal owner and Vice Chairman of Wallace & Turner, Inc., an insurance agency which represents a number of insurance companies, including the Corporation's insurance affiliates. During the year ending December 31, 1999, the Corporation's insurance affiliates paid Wallace & Turner, Inc., commissions of $1,010,669. Wallace & Turner, Inc. also participated in the Premium Incentive Loan Program made available to agents of the Corporation's insurance affiliates. During that period, Wallace & Turner, Inc. had a secured loan from CFC Investment Company, one of the Corporation's affiliated companies, in the principal amount of $124,854 at 8.75% interest. At December 31, 1999, the principal balance of the loan had been reduced to $109,282.

Robert C. Schiff is a director of the Corporation, The Cincinnati Insurance Company, The Cincinnati Life Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. Mr. Schiff is Chairman, Chief Executive Officer and principal owner of Schiff, Kreidler-Shell, Inc., an insurance agency which represents a number of insurance companies, including the Corporation's insurance affiliates. During the year ending December 31, 1999, the Corporation's insurance affiliates paid Schiff, Kreidler-Shell, Inc., commissions of $3,021,129.

John J. Schiff, Jr. is Chairman of the Board, President, Chief Executive Officer and a director of the Corporation, The Cincinnati Insurance Company and The Cincinnati Indemnity Company; and Chief Executive Officer and a director of The Cincinnati Casualty Company, The Cincinnati Life Insurance Company and CFC Investment Company. Thomas R. Schiff is a director of the Corporation, The Cincinnati Insurance Company, The Cincinnati Casualty Company, The Cincinnati Indemnity Company and The Cincinnati Life Insurance Company. John J. Schiff, Jr. and Thomas R. Schiff are principal owners and Thomas R. Schiff is Chairman of the Board and a director of John J. & Thomas R. Schiff & Co., Inc., an insurance agency which represents a number of insurance companies, including the Corporation's insurance affiliates. During the year ended December 31, 1999, the Corporation's insurance affiliates paid John J. & Thomas R. Schiff & Co., Inc., commissions of $3,036,789.

Larry R. Webb is a director of the Corporation, The Cincinnati Insurance Company and The Cincinnati Indemnity Company; and President and a principal owner of Webb Insurance Agency, Inc., an insurance agency which represents a number of insurance companies including the Corporation's insurance affiliates. During the year ended December 31, 1999, the Corporation's insurance affiliates paid Webb Insurance Agency, Inc., commissions of $809,829.

Alan R. Weiler is a director of the Corporation, The Cincinnati Insurance Company and The Cincinnati Indemnity Company; and President and a principal owner of Archer-Meek-Weiler Agency, Inc., an insurance agency which represents a number of insurance companies, including the Corporation's insurance affiliates. During the year ended December 31, 1999, the Corporation's insurance affiliates paid Archer-Meek-Weiler Agency, Inc., commissions of $1,914,869.

Frank J. Schultheis is a director of the Corporation, The Cincinnati Insurance Company and The Cincinnati Indemnity Company; and a principal owner and President of Schultheis Insurance Agency, Inc.; and a principal owner and Secretary of Hoosierland Insurance Agency, Inc. and Salem Insurance Agency, Inc., all of which are insurance agencies which represent a number of insurance companies including the Corporation's insurance affiliates. During the year ended December 31, 1999, the Corporation's insurance affiliates paid those agencies $2,251,701, $254,747 and $688,934, respectively.

The Schultheis Insurance Agency, Inc. had four automobile finance leases with CFC Investment Company in an aggregate principal amount of $124,510 at an interest rate of 9.5%. The principal balance of these finance leases had been reduced to $109,710 at December 31, 1999.

In addition, on January 25, 1995, Salem Insurance Agency, Inc. purchased the assets of an insurance agency owned by CFC Investment Company, one of the Corporation's affiliated companies, for consideration totalling $2,290,730. On December 20, 1995, a partnership in which Mr. Schultheis is a 25% partner, purchased the real estate occupied by the agency for the amount of $300,000. The selling price for the agency assets was determined by management of the Corporation, based upon an appraisal of the asset by a professional appraiser. The price for the real estate was determined through an appraisal obtained from an independent source. As part of the payment of the purchase price for the assets of the insurance agency, Salem Insurance Agency, Inc. executed two promissory notes to CFC Investment Company totalling $1,850,000 and which bear interest at the prime rate of interest. By December 31, 1999, the principal balance of those notes had been reduced to $1,000,000. The agency also had an automobile finance lease with CFC Investment Company in the principal amount of $21,835 at 9% interest which had been reduced to $20,905 by December 31, 1999.

The Hoosierland Insurance Agency, Inc. also participated in the Premium Incentive Loan Program and had a secured loan from CFC Investment Company in the principal amount of $109,000 at 9% interest. At December 31, 1999, the principal balance of the loan had been reduced to $105,135.

The foregoing agencies are paid at the same commission rates and have the same agent's contract with the Corporation's insurance affiliates as other agents of those companies in similar geographic areas. Each of the aforementioned agencies has employees and solicitors who are not directors or executive officers of the Corporation's insurance affiliates. Participation in the Premium Incentive Loan Program is offered as a production incentive and automobile finance leases are made in the ordinary course of business to credit-worthy agencies of the Corporation's insurance affiliates. The loans and leases to the foregoing agencies were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans and leases to other agencies.

                         INDEPENDENT PUBLIC ACCOUNTANTS

As has been the Corporation's practice, independent auditors for the current year will not be selected by the Board of Directors prior to the Annual Meeting of Shareholders.

Representatives from Deloitte & Touche LLP, which served as the Corporation's independent auditors for the last calendar year, will be present at the meeting and will be afforded the opportunity to make any statements they wish and to answer appropriate questions.

                             SOLICITATION OF PROXIES

The cost of soliciting proxies will be borne by the Corporation. The Corporation has requested banks, brokerage houses, other custodians, nominees and fiduciaries to forward copies of the proxy material to beneficial owners of shares or to request authority for the execution of proxies; and the Corporation has agreed to reimburse the reasonable out-of-pocket expenses incurred in connection therewith. In addition to solicitations by mail, regular employees of the Corporation may, without extra remuneration, solicit proxies personally or by telephone.

                              SHAREHOLDER PROPOSALS

The Corporation has not received any shareholder proposals to be presented at the 2000 Annual Meeting of Shareholders. Any shareholder who wishes a proposal to be considered for presentation at the 2001 Annual Meeting of Shareholders must submit the proposal to Cincinnati Financial Corporation, P.O. Box 145496, Cincinnati, Ohio, 45250-5496, on or before November 1, 2000.

                                 OTHER BUSINESS

Management does not know of any other matter or business which may be brought before the meeting; but if any other matter or business comes before the meeting, it is intended that a vote will be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same.


/s/ Kenneth W. Stecher

Kenneth W. Stecher
Secretary

March 1, 2000

EXHIBIT A

                        CINCINNATI FINANCIAL CORPORATION

                            STOCK OPTION PLAN NO. VI



         1. PURPOSE. Stock Option Plan No. VI (the "Plan") and the options authorized hereunder are intended as an employment incentive, to retain in the employ of Cincinnati Financial Corporation (hereinafter sometimes referred to as "CFC") and its subsidiaries (as defined in subsection 425(f) of the Internal Revenue Code of 1986, as amended), persons of training, experience, and ability, to attract new employees whose services are considered unusually valuable, to encourage a sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of CFC and its subsidiaries.

         2. SHARES SUBJECT TO THE PLAN. The aggregate number of shares of the common stock of CFC which may be issued under all options to be granted pursuant to this Plan shall not exceed 5,000,000 shares of common stock with the par value of $2.00 per share. Conditioned on approval by the shareholders of CFC, the options granted under this Plan may be Incentive Stock Options (as defined in Section 422A of the Internal Revenue Code of 1986, as amended) or non-qualified options (any option which is not an Incentive Stock Option).

         3. ADMINISTRATION OF PLAN. A Committee (or Subcommittee) of at least two disinterested, outside (as hereinafter defined) members of the Board of Directors of CFC, appointed by and serving at the pleasure of the Board of Directors (hereinafter called the "Committee") shall supervise the administration of the Plan. Any questions of interpretation of the Plan or of any options issued under it shall be determined by the Committee and such determinations shall be final and binding upon all persons. The Committee shall have the authority to grant Incentive Stock Options or nonqualified options to those employees it deems appropriate. Those options shall contain such terms as the Committee determines, subject to the limitations and requirements provided herein. For purposes of determining who may serve as a member of the Committee, "disinterested" shall mean a person who is not authorized to receive and who has not, during the one year prior to service on the Committee, been granted an option under the Plan or under any other stock option plan of CFC, and "outside" shall mean a director who is not a current or former employee or officer of the Company and who does not receive any "remuneration" as that term is defined in the regulations under Internal Revenue Code Section 162(m), in any capacity, other than as a director.

         4. ELIGIBILITY FOR OPTIONS. All full-time employees of CFC and its subsidiaries shall be eligible to receive options and the fact that an employee may be a director of CFC or of a subsidiary of CFC shall not disqualify an employee from participating in this Plan. No employee shall receive options on more than 300,000 shares over any three-year period.

         5. AMENDMENTS TO PLAN. For the purpose of meeting any changes in pertinent law or governmental regulations, or for any other purpose which at the time may be permitted by law, the Board of Directors, from time-to-time, may amend or revise the terms of this Plan and the Committee may amend or revise the terms of any outstanding option, retroactive to the date of granting of the Option, except that the number of shares to be issued shall not increase, other than to make appropriate adjustments in the number of shares that may be issued pursuant to the Plan, and appropriate adjustments in the number and price of shares covered by outstanding options hereunder, to give effect to any stock splits, or stock dividends, or other relevant changes in capitalization.

         6. TERMS OF OPTIONS. The option price per share for options granted hereunder shall be not less than 100% of the fair market value of the shares on the date said option was granted. The aggregate fair market value (at date of grant of the option) of the stock with respect to which Incentive Stock Options are first exercisable by any employee in any calendar year under this Plan and any other plans of CFC and its subsidiaries shall not exceed $100,000. All options granted hereunder shall expire not more than ten years from the date granted.

Except in cases of retirement or death of the option holder, options may not be exercisable earlier than as provided in the following schedule:

         (1) After the expiration of one year of continuous employment immediately following the date of grant, the Option shall be exercisable to the extent of one-third of the number of shares originally subject to the Option;

                                      PROXY

                        CINCINNATI FINANCIAL CORPORATION
                  P.O. Box 145496, Cincinnati, Ohio, 45250-5496

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints John J. Schiff, Jr., Kenneth W. Stecher, and James G. Miller, or any one of them, with power of substitution, as Proxies, and hereby authorizes them to represent and to vote, as designated below, all the shares of Cincinnati Financial Corporation held of record on February 9, 2000, at the Annual Meeting of Shareholders to be held on April 1, 2000, or any adjournment thereof.

1. ELECTION OF DIRECTORS  FOR all nominees listed      WITHHOLD AUTHORITY
                          below (except as specified   to vote for all nominees
                          to the contrary below)       listed below

William F. Bahl, Kenneth C. Lichtendahl, Jackson H. Randolph, John J. Schiff, Jr., and E. Anthony Woods.

Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

 -------------------------------------------------------------------------------

2. At their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.
IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED.

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date, and return the Proxy promptly using the enclosed envelope.

----------------------------------        -------------------------------
---------------------, 2000
Signature                                  Signature if held jointly       DATED

* Number of shares includes those held in your name directly and those in your dividend reinvestment account, if applicable.